EXHIBIT 99.1

News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 1, 2019

ExxonMobil Earns $20.8 Billion in 2018; $6 Billion in Fourth Quarter

•	Full-year cash flow from operating activities of $36 billion, highest since 2014
•	Tenth discovery offshore Guyana, increasing Stabroek resource estimate to more than 5 billion barrels
•	Fourth quarter 2018 liquids production up 4 percent from prior-year quarter driven by Permian growth

				Third
	Fourth Quarter			Quarter		Twelve Months
	2018	2017	%	2018	%	2018	2017	%
Earnings Summary
(Dollars in millions, except per share data)
Earnings (U.S. GAAP)	6,000	8,380	-28	6,240	-4	20,840	19,710	+6
U.S. Tax Reform	20	5,942		271		291	5,942
Asset Impairments	(429)	(1,294)		(18)		(489)	(1,521)
Earnings Excluding U.S. Tax
Reform and Impairments	6,409	3,732	+72	5,987	+7	21,038	15,289	+38

Earnings Per Common Share
Assuming Dilution	1.41	1.97	-28	1.46	-3	4.88	4.63	+5

Capital and Exploration
Expenditures	7,843	8,999	-13	6,586	+19	25,923	23,080	+12

IRVING, Texas – February 1, 2019 – Exxon Mobil Corporation today announced estimated 2018 earnings of $20.8 billion, or $4.88 per share assuming dilution, compared with $19.7 billion a year earlier. Excluding U.S. tax reform and asset impairments, earnings were $21 billion, compared with $15.3 billion in 2017. Cash flow from operations and asset sales was $40.1 billion, including proceeds associated with asset sales of $4.1 billion. Capital and exploration expenditures were $25.9 billion, including incremental spend to accelerate value capture.

Fourth quarter 2018 earnings were $6 billion, or $1.41 per share assuming dilution, compared with $8.4 billion in the prior-year quarter. Earnings excluding U.S. tax reform and impairments were $6.4 billion, compared with $3.7 billion in the prior-year quarter.

“Strong results during a period of commodity price volatility demonstrate ExxonMobil’s ability to deliver superior cash flow in different market environments,” said Darren W. Woods, chairman and chief executive officer. “Our continued focus on long-term fundamentals and portfolio improvements position us well to grow shareholder value. ExxonMobil’s 2018 results further demonstrate our advantages in technology, scale and integration, providing a strong foundation to successfully compete across commodity price cycles.”

Fourth Quarter 2018 Business Highlights
Upstream
•	Crude prices weakened in the fourth quarter, while natural gas prices strengthened with higher LNG prices and increased seasonal demand.
•	Natural gas volumes were supported by stronger seasonal gas demand in Europe.
•	Permian unconventional production continued to ramp up in the fourth quarter, with production up more than 90 percent from the same period last year.
Downstream
•	Industry fuels margins weakened during the quarter due to lower seasonal gasoline demand and increased supply.
•	The company captured benefits from North American crude differentials with its integrated logistics and manufacturing capabilities.
•	Overall reliability remained strong during a quarter with higher levels of scheduled maintenance activity.
Chemical
•	Chemical margins weakened during the quarter with lengthening supply from recent capacity additions.
•	Sales growth from investments resulted in the highest annual volumes in over ten years.
•	Turnaround activities were completed at the Singapore chemical plant during the fourth quarter.

Strengthening the Portfolio
• ExxonMobil made its tenth discovery offshore Guyana and increased its estimate of the discovered recoverable resource for the Stabroek Block to more than 5 billion oil-equivalent barrels.
•

ExxonMobil subsidiary Esso Italiana completed its sale of the Augusta refinery, three fuel terminals in Augusta, Palermo and Naples, and associated pipelines to Sonatrach Raffineria Italiana S.r.l. ExxonMobil will continue to serve the Italian market, where it has operated for more than 125 years, with high-performance products, including Esso fuels and Mobil lubricants.

• The company generated full-year cash proceeds from asset sales of $4.1 billion, slightly above the previous 5-year average of $3.3 billion.
Investing for Growth
•

ExxonMobil made a final investment decision to develop the West Barracouta gas field in Bass Strait to bring new gas supplies to the Australian domestic market. The project, located in the VIC/L1 Block offshore Victoria, is part of the company’s continuing investment in the Gippsland Basin and will be tied back to the existing Barracouta infrastructure offshore in Bass Strait.

•

Mozambique Area 4 co-venture participants, including ExxonMobil, secured liquefied natural gas (LNG) offtake commitments from the partners’ affiliated buyer entities, a key milestone enabling a rapid move toward a final investment decision in 2019 on the first phase of the Rovuma LNG project. Those commitments are subject to the conclusion of fully-termed agreements and the approval of the government of Mozambique.

•

The company commenced operations of a new coker unit at its Antwerp refinery in Belgium to convert heavy, higher-sulfur residual oils into high-value transportation fuels such as marine gasoil and diesel. The new 50,000 barrel-per-day unit expands the refinery’s capacity to meet demand for cleaner transportation fuels throughout northwest Europe. The company’s investment in the new coker will also help meet anticipated demand for lower-sulfur fuel oil to comply with new standards to be implemented by the International Maritime Organization in 2020.

Advancing Innovative Technologies and Products
•

ExxonMobil started up its advanced hydrocracker expansion project at the Rotterdam refinery in the Netherlands. The new unit uses proprietary catalyst in a unique refining configuration to upgrade lower‑value vacuum gas oil into higher value EHC™ Group II base stocks and ultra-low sulfur diesel.

•

ExxonMobil has signed a partnership agreement with IBM to advance the potential use of quantum computing in developing next-generation energy and manufacturing technologies. As part of the agreement, ExxonMobil becomes the first energy company to join the IBM Q Network, a worldwide community of Fortune 500 companies, startups, academic institutions and national research labs working to advance quantum computing and explore practical applications for science and business.

Exxon Mobil Corporation
Fourth Quarter 2018
(millions of dollars)
			Third
	Fourth Quarter		Quarter	Twelve Months
	2018	2017	2018	2018	2017
Earnings (U.S. GAAP)
Upstream
United States	265	7,061	606	1,739	6,622
Non-U.S.	3,048	1,291	3,623	12,340	6,733
Downstream
United States	987	918	961	2,962	1,948
Non-U.S.	1,717	646	681	3,048	3,649
Chemical
United States	282	777	404	1,642	2,190
Non-U.S.	455	493	309	1,709	2,328
Corporate and financing	(754)	(2,806)	(344)	(2,600)	(3,760)
Net income attributable to ExxonMobil	6,000	8,380	6,240	20,840	19,710

U.S. Tax Reform
Upstream
United States	-	7,602	-	-	7,602
Non-U.S.	-	(480)	271	271	(480)
Downstream
United States	-	618	-	-	618
Chemical
United States	-	335	-	-	335
Corporate and financing	20	(2,133)	-	20	(2,133)
Total U.S. Tax Reform	20	5,942	271	291	5,942

Asset Impairments
Upstream
United States	(284)	(481)	-	(297)	(521)
Non-U.S.	(113)	(807)	-	(142)	(983)
Downstream
United States	(12)	(6)	-	(12)	(6)
Non-U.S.	(13)	-	(18)	(31)	(11)
Chemical
Non-U.S.	(7)	-	-	(7)	-
Total Asset Impairments	(429)	(1,294)	(18)	(489)	(1,521)

Earnings Excluding U.S. Tax Reform and Impairments
Upstream
United States	549	(60)	606	2,036	(459)
Non-U.S.	3,161	2,578	3,352	12,211	8,196
Downstream
United States	999	306	961	2,974	1,336
Non-U.S.	1,730	646	699	3,079	3,660
Chemical
United States	282	442	404	1,642	1,855
Non-U.S.	462	493	309	1,716	2,328
Corporate and financing	(774)	(673)	(344)	(2,620)	(1,627)
Earnings excluding U.S. Tax Reform and Impairments	6,409	3,732	5,987	21,038	15,289

Earnings and Volume Summary

Millions of Dollars	4Q 2018	4Q 2017
(unless noted)	Adjusted[1]	Adjusted[1]	Change	Comments
Upstream
U.S.	549	(60)	+609	Higher natural gas prices and liquids volume growth
Non-U.S.	3,161	2,578	+583	Higher natural gas prices, favorable tax and foreign exchange impacts, partly offset by lower liquids prices
Total	3,710	2,518	+1,192	Prices +660, volumes +180, foreign exchange +80, other +270
Production (koebd)	4,010	3,991	+19

Liquids +97 kbd: growth, partly offset by decline, lower entitlements and divestments

Gas -467 mcfd: decline largely in U.S. aligned with value focus, lower demand, lower entitlements and divestments, partly offset by unconventional growth

Downstream
U.S.	999	306	+693	Lower downtime/maintenance, higher margins capturing crude differentials, improved yield/sales mix and favorable tax impacts
Non-U.S.	1,730	646	+1,084

Higher divestment gains including sale of Augusta refinery / Germany Retail conversion to branded wholesaler (+888), higher margins and improved yield/sales mix, partly offset by higher downtime/maintenance

Total	2,729	952	+1,777	Divestment gains +680, margins +550, yield/sales mix +200, downtime/maintenance +130, other +220
Petroleum Product Sales (kbd)	5,495	5,624	-129

Chemical
U.S.	282	442	-160	Weaker margins
Non-U.S.	462	493	-31	Weaker margins, higher growth-related expenses and higher downtime/maintenance, partly offset by favorable tax item (+212) and higher sales volumes
Total	744	935	-191	Margins -350, downtime/maintenance -90, tax item +210, sales +100, other -60
Prime Product Sales (kt)	6,672	6,782	-110	Downtime/maintenance, partly offset by growth-related volumes

Corporate and financing	(774)	(673)	-101	Lower U.S. tax rate

[1]Earnings excluding U.S. Tax Reform and Impairments

Earnings and Volume Summary

Millions of Dollars	4Q 2018	3Q 2018
(unless noted)	Adjusted[1]	Adjusted[1]	Change	Comments
Upstream
U.S.	549	606	-57	Lower liquids prices and higher expenses, partly offset by higher liquids volumes and stronger natural gas prices
Non-U.S.	3,161	3,352	-191	Lower liquids prices, partly offset by higher volumes, stronger natural gas prices and favorable foreign exchange impacts
Total	3,710	3,958	-248	Prices -1,110, volumes +660, foreign exchange +100, other +100
Production (koebd)	4,010	3,786	+224	Liquids +62 kbd: growth and lower unscheduled downtime Gas +973 mcfd: higher seasonal demand and entitlements

Downstream
U.S.	999	961	+38	Higher margins capturing crude differentials and improved yield/sales mix, partly offset by higher downtime/maintenance
Non-U.S.	1,730	699	+1,031	Higher divestment gains including sale of Augusta refinery / Germany Retail conversion to branded wholesaler (+888) and higher margins, partly offset by higher downtime/maintenance
Total	2,729	1,660	+1,069	Divestment gains +870, margins +500, yield/sales mix +70, downtime/maintenance -460, other +90
Petroleum Product Sales (kbd)	5,495	5,616	-121

Chemical
U.S.	282	404	-122	Weaker margins
Non-U.S.	462	309	+153	Favorable tax item (+212), partly offset by growth-related expenses
Total	744	713	+31	Tax item +210, margins -110, other -70
Prime Product Sales (kt)	6,672	6,677	-5

Corporate and financing	(774)	(344)	-430	Mainly absence of favorable one-time tax item

[1]Earnings excluding U.S. Tax Reform and Impairments

Earnings and Volume Summary

Millions of Dollars	FY 2018	FY 2017
(unless noted)	Adjusted[1]	Adjusted[1]	Change	Comments
Upstream
U.S.	2,036	(459)	+2,495	Higher liquids prices and liquids volume growth and favorable mix, partly offset by higher growth-related expenses
Non-U.S.	12,211	8,196	+4,015	Higher prices and divestment gains / one-time items, partly offset by lower volumes and higher expenses largely from increased maintenance
Total	14,247	7,737	+6,510	Prices +7,040, divestment gains / one-time items +780, maintenance / growth-related expenses -970, volumes -240, other -100
Production (koebd)	3,833	3,985	-152

Liquids -17 kbd: growth in North America, more than offset by decline, lower entitlements and divestments

Gas -806 mcfd: decline largely in U.S. aligned with value focus, lower entitlements, divestments, and higher downtime

Downstream
U.S.	2,974	1,336	+1,638	Higher margins capturing crude differentials, favorable tax impacts, lower downtime/maintenance and favorable yield/sales mix
Non-U.S.	3,079	3,660	-581	Higher downtime/maintenance, lower margins and unfavorable foreign exchange impacts, partly offset by higher divestment gains and favorable yield/sales mix
Total	6,053	4,996	+1,057	Margins +660, divestment gains +490, yield/sales mix +260, downtime/maintenance -530, foreign exchange -290, other +470
Petroleum Product Sales (kbd)	5,512	5,530	-18
Chemical
U.S.	1,642	1,855	-213	Volume growth, more than offset by higher growth-related expenses and weaker margins
Non-U.S.	1,716	2,328	-612	Weaker margins, higher growth-related expenses and higher downtime/maintenance, partly offset by volume growth, favorable tax item (+212) and favorable foreign exchange impacts
Total	3,358	4,183	-825	Margins -910, downtime/maintenance -150, sales +320, tax item +210, foreign exchange +140, other -440
Prime Product Sales (kt)	26,869	25,420	+1,449	Growth from new assets and stronger demand
Corporate and financing	(2,620)	(1,627)	-993	Higher pension and financing related costs, lower U.S. tax rate, and lower net favorable tax items
[1]Earnings excluding U.S. Tax Reform and Impairments

Cash Flow from Operations and Asset Sales

Millions of Dollars	4Q
	2018	Comments
Net income including noncontrolling interests	6,206	Including $206 million for noncontrolling interests
Depreciation	5,028
Changes in working capital	(1,331)	Mainly inventory build and timing of tax payments
Other	(1,296)	Including adjustment for gains on asset sales
Cash Flow from Operating	8,607
Activities (U.S. GAAP)
Asset sales	884	Including Augusta
Cash Flow from Operations	9,491
and Asset Sales

Millions of Dollars	FY
	2018	Comments
Net income including noncontrolling interests	21,421	Including $581 million for noncontrolling interests
Depreciation	18,745
Changes in working capital	(1,356)	Inventory build, partly offset by favorable payables
Other	(2,796)	Including adjustment for gains on asset sales
Cash Flow from Operating	36,014
Activities (U.S. GAAP)
Asset sales	4,123	Including Germany Retail, Augusta, Scarborough
Cash Flow from Operations	40,137
and Asset Sales

Twelve Months 2018 Financial Updates

During 2018, Exxon Mobil Corporation purchased 5 million shares of its common stock for the treasury at a gross cost of $425 million. These shares were acquired to offset dilution in conjunction with the company’s benefit plans and programs. The corporation will continue to acquire shares to offset dilution in conjunction with its benefit plans and programs, but does not currently plan on making purchases to reduce shares outstanding.

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on February 1, 2019. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, goals, targets, descriptions of business plans and objectives, and other statements of future events or conditions in this release are forward-looking statements. Actual future results, including project plans, capacities, and timing; resource recoveries; earnings, margins and volume growth and mix; and maintenance activities could differ materially due to a number of factors. These include global or regional changes in supply and demand for oil, gas, and petrochemicals and other market conditions that impact prices and differentials; reservoir performance; timely completion of new projects; the impact of fiscal and commercial terms and the outcome of commercial negotiations; changes in law, taxes, or government operations or regulation and timely granting of governmental permits; war and other political or security disturbances; the actions of competitors; the capture of efficiencies between business lines; unforeseen technical or operating difficulties; unexpected technological developments; general economic conditions including the occurrence and duration of economic recessions; the results of research programs; and other factors discussed under the heading Factors Affecting Future Results on the Investors page of our website at www.exxonmobil.com and in Item 1A of ExxonMobil’s 2017 Form 10-K. We assume no duty to update these statements as of any future date.

Forward-looking statements in this release regarding future earnings refer to plans outlined at ExxonMobil’s Analysts’ Meeting held on March 7, 2018. The growth figures presented at that meeting are not forecasts of actual future results but were intended to help quantify future potential and goals of management plans and initiatives. See the complete March 7, 2018 presentation available in archive form (including the Cautionary Statement and Supplemental Information included with that presentation) on the Investors page of our website at www.exxonmobil.com for more detailed information. That material includes a description of the assumptions underlying these potential growth estimates including a flat real oil price of $60 per barrel, downstream and chemical margins consistent with 2017 levels, and future gas prices consistent with our internal company plans, as well as a reconciliation of adjusted 2017 earnings used as a baseline.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities is shown for 2018 period on page 8 and for 2018 and 2017 periods in Attachment IV.

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales‑based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

This press release also includes earnings excluding impacts from U.S. tax reform enactment and asset impairments. We believe these figures are useful for investors to consider in comparing the performance of our underlying business across periods when one, or both, periods have been impacted by the U.S. tax reform or an asset impairment charge. A reconciliation of earnings excluding these items to U.S. GAAP earnings is shown on page 4.

U.S. Tax Reform

Following the December 22, 2017, enactment of the U.S. Tax Cuts and Jobs Act, in accordance with Accounting Standard Codification Topic 740 (Income Taxes) and following the guidance outlined in the SEC Staff Accounting Bulletin No. 118, the corporation included a $5,942 million credit in its 2017 results, representing a reasonable estimate of the income tax effects of the changes in tax law and tax rate. The corporation’s results for 2018 include a $291 million tax credit, mainly in the Non-U.S. Upstream, reflecting an updated estimate of the impact of U.S. tax reform including clarifications provided in proposed transition tax regulations issued by the U.S. Treasury in 2018. The corporation has completed its accounting for the enactment-date income tax effects of the U.S. Tax Cuts and Jobs Act in accordance with Accounting Standard Codification Topic 740 (Income Taxes).

Asset Impairments

In 2018, the corporation assessed the carrying values of certain assets, largely located in North America and with limited development potential. This review resulted in an after-tax impairment charge of $429 million in the fourth quarter. In 2017, the corporation ceased development planning activities for certain non-producing assets outside the U.S. and recognized impairments for certain U.S. asset groups which resulted in a fourth quarter 2017 after-tax charge of $1,294 million.

References to the resource base and other quantities of oil, natural gas or condensate may include amounts that are not yet classified as “proved reserves” under SEC definitions, but which we believe will likely be moved into the “proved reserves” category and produced in the future. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Further information on ExxonMobil’s frequently used financial and operating measures and other terms including “Cash flow from operations and asset sales”, and “Total taxes including sales‑based taxes” is contained under the heading “Frequently Used Terms” available through the “Investors” section of our website at exxonmobil.com.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

EHC is a registered trademark of Exxon Mobil Corporation.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships.

Estimated Key Financial and Operating Data
				Attachment I
Exxon Mobil Corporation
Fourth Quarter 2018
(millions of dollars, unless noted)
			Third
	Fourth Quarter		Quarter	Twelve Months
	2018	2017	2018	2018	2017
Earnings / Earnings Per Share
Total revenues and other income	71,895	66,515	76,605	290,212	244,363
Total costs and other deductions	63,774	63,498	67,525	259,259	225,689
Income before income taxes	8,121	3,017	9,080	30,953	18,674
Income taxes	1,915	(5,392)	2,634	9,532	(1,174)
Net income including noncontrolling interests	6,206	8,409	6,446	21,421	19,848
Net income attributable to noncontrolling interests	206	29	206	581	138
Net income attributable to ExxonMobil (U.S. GAAP)	6,000	8,380	6,240	20,840	19,710

Earnings per common share (dollars)	1.41	1.97	1.46	4.88	4.63

Earnings per common share
- assuming dilution (dollars)	1.41	1.97	1.46	4.88	4.63

Exploration expenses, including dry holes	555	703	292	1,466	1,790

Other Financial Data
Dividends on common stock
Total	3,502	3,289	3,503	13,798	13,001
Per common share (dollars)	0.82	0.77	0.82	3.23	3.06

Millions of common shares outstanding
At period end				4,237	4,239
Average - assuming dilution	4,270	4,270	4,271	4,270	4,256

ExxonMobil share of equity at period end				191,794	187,688
ExxonMobil share of capital employed at period end				232,280	232,467

Income taxes	1,915	(5,392)	2,634	9,532	(1,174)
Total other taxes and duties	8,473	8,583	8,939	35,230	32,459
Total taxes	10,388	3,191	11,573	44,762	31,285
Sales-based taxes	5,444	5,245	5,518	21,750	19,725
Total taxes including sales-based taxes	15,832	8,436	17,091	66,512	51,010

ExxonMobil share of income taxes of
equity companies	992	500	755	3,142	2,228

				Attachment II

Exxon Mobil Corporation
Fourth Quarter 2018

			Third
	Fourth Quarter		Quarter	Twelve Months
	2018	2017	2018	2018	2017
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	583	525	555	551	514
Canada / Other Americas	474	426	454	438	412
Europe	122	155	127	132	182
Africa	376	403	387	387	423
Asia	745	690	706	711	698
Australia / Oceania	48	52	57	47	54
Worldwide	2,348	2,251	2,286	2,266	2,283

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,581	2,753	2,549	2,574	2,936
Canada / Other Americas	247	240	224	227	218
Europe	1,943	2,266	1,004	1,653	1,948
Africa	16	6	16	13	5
Asia	3,804	3,855	3,685	3,613	3,794
Australia / Oceania	1,383	1,321	1,523	1,325	1,310
Worldwide	9,974	10,441	9,001	9,405	10,211

Oil-equivalent production (koebd)[1]	4,010	3,991	3,786	3,833	3,985

[1] Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels.

				Attachment III

Exxon Mobil Corporation
Fourth Quarter 2018

			Third
	Fourth Quarter		Quarter	Twelve Months
	2018	2017	2018	2018	2017
Refinery throughput (kbd)
United States	1,661	1,379	1,644	1,588	1,508
Canada	408	391	388	392	383
Europe	1,366	1,509	1,446	1,422	1,510
Asia Pacific	670	728	720	706	690
Other	193	200	194	164	200
Worldwide	4,298	4,207	4,392	4,272	4,291

Petroleum product sales (kbd)
United States	2,230	2,209	2,267	2,210	2,190
Canada	516	501	527	510	499
Europe	1,474	1,589	1,582	1,556	1,597
Asia Pacific	825	819	824	815	757
Other	450	506	416	421	487
Worldwide	5,495	5,624	5,616	5,512	5,530

Gasolines, naphthas	2,183	2,353	2,255	2,217	2,262
Heating oils, kerosene, diesel	1,915	1,878	1,837	1,840	1,850
Aviation fuels	376	393	430	402	382
Heavy fuels	387	370	411	395	371
Specialty products	634	630	683	658	665
Worldwide	5,495	5,624	5,616	5,512	5,530

Chemical prime product sales,
thousand metric tons (kt)
United States	2,577	2,399	2,445	9,824	9,307
Non-U.S.	4,095	4,383	4,232	17,045	16,113
Worldwide	6,672	6,782	6,677	26,869	25,420

				Attachment IV

Exxon Mobil Corporation
Fourth Quarter 2018
(millions of dollars)
			Third
	Fourth Quarter		Quarter	Twelve Months
	2018	2017	2018	2018	2017
Capital and Exploration Expenditures
Upstream
United States	2,630	1,158	2,040	7,670	3,716
Non-U.S.	3,620	6,457	3,290	12,524	12,979
Total	6,250	7,615	5,330	20,194	16,695
Downstream
United States	325	264	297	1,186	823
Non-U.S.	541	518	422	2,243	1,701
Total	866	782	719	3,429	2,524
Chemical
United States	579	389	411	1,747	1,583
Non-U.S.	132	167	115	488	2,188
Total	711	556	526	2,235	3,771

Other	16	46	11	65	90

Worldwide	7,843	8,999	6,586	25,923	23,080

Cash flow from operations and asset sales
Net cash provided by operating activities
(U.S. GAAP)	8,607	7,411	11,108	36,014	30,066
Proceeds associated with asset sales	884	1,408	1,491	4,123	3,103
Cash flow from operations and asset sales	9,491	8,819	12,599	40,137	33,169

		Attachment V

Exxon Mobil Corporation
Earnings

	$ Millions	$ Per Common Share[1]

2014
First Quarter	9,100	2.10
Second Quarter	8,780	2.05
Third Quarter	8,070	1.89
Fourth Quarter	6,570	1.56
Year	32,520	7.60

2015
First Quarter	4,940	1.17
Second Quarter	4,190	1.00
Third Quarter	4,240	1.01
Fourth Quarter	2,780	0.67
Year	16,150	3.85

2016
First Quarter	1,810	0.43
Second Quarter	1,700	0.41
Third Quarter	2,650	0.63
Fourth Quarter	1,680	0.41
Year	7,840	1.88

2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

[1] Computed using the average number of shares outstanding during each period.